UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

VESPER CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	47-5283022
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

8050 Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices):

Kristine Barton

Chief Executive Officer

3 Wilderness Trail

Friendswood, TX 77546

(281) 380-3854

(Name, address, including zip code, and telephone number, including area code, of agent for service):

With a copy to:

Frank J. Hariton, Attorney-at-Law

1065 Dobbs Ferry Road

White Plains, New York 10607

914-674-4373; (fax) 914-693-2963

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

10,530,000 SHARES OF COMMON STOCK

Vesper CORPORATION

Common Stock

This is the initial public offering of securities of Vesper Corporation., a Wyoming corporation (the “Company,” “Vesper,” “we,” “our” and “us”). We are offering for sale a total of 10,00,000 shares of its common stock at a fixed price of $1.50 per share in a “Tier 2 Offering” under Regulation A (the “Offering”). The selling shareholders identified in this offering circular are offering an additional 530,000 shares of common stock. We will not receive any proceeds from sales by the selling shareholders. Selling shareholders will sell at a fixed price of $1.50 per share. The Offering will terminate at the earlier of: (1) the date at which 10,530,000 Shares have been sold (including 530,000 shares of selling shareholders), (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The Company may undertake one or more closings on a rolling basis; however, it intends to complete one closing. Until we complete a closing, the proceeds for the Offering will be kept in an escrow account. At a closing, the proceeds will be distributed to the Company and the associated Shares will be issued to the investors in such Shares. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and generally without interest. Frank J. Hariton, Esq. will serve as the escrow agent. There is no minimum purchase requirement for an investor. The escrow account will be Frank J. Hariton Attorney Trust Account, JP Morgan Chase Bank, N.A. account number 746630250, routing number 021000021. Mr. Hariton is not receiving additional fees for acting as escrow agent.

StartEngine Crowdfunding, Inc. has agreed to act as our exclusive, lead managing agent to offer the Shares to prospective investors on a “best efforts” basis. In addition, StartEngine may engage one or more sub-selling agents or selected dealers. StartEngine is not purchasing the Shares and is not required to sell any specific number or dollar amount of the Shares in the Offering.

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTCQB. A market maker has agreed to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our common stock. Such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. In any event, our common stock will not be quoted on the OTCQB Marketplace, until after the termination of this Offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	1	$1.50
Total	10,000,000	$1.50	$ (a)333,333	$14,666,667

(a) The Company will pay $50 for each investment made. This assumes that the average investment will be $2,250 meaning there will be 6,667 investors

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is _____ __, 2019

TABLE OF CONTENTS

Contents

OFFERING CIRCULAR SUMMARY	4
SUMMARY OF FINANCIAL DATA	5
RISK FACTORS	5
USE OF PROCEEDS	12
THE OFFERING	12
SELLINGSTOCKHOLDERS	15
DILUTION	16
DIVIDEND POLICY	16
MARKET FOR OUR SECURITIES	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	18
BUSINESS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	26
PRINCIPAL SHAREHOLDERS	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
DESCRIPTION OF CAPITAL STOCK	31
LEGAL MATTERS	35
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION	35
INDEX TO FINANCIAL STATEMENTS	36

OFFERING CIRCULAR SUMMARY

About Vesper Corporation:

Vesper Corporation (Vesper) is a corporation formed under the laws of the State of Wyoming on October 6, 2015. We were inactive until March 2019 while we were developing our formal business plan. Our business plan is to operate small assisted living facilities but actual operations for the corporation did not start until 2019. As of April 2019, we have entered into a lease for a building in Friendswood, Texas which will serve as our first assisted living facility (ALF). We are currently completing the work necessary to get all necessary permits and licenses in place and plan to have the ALF opened for limited services in October 2019. Our first resident/patient arrived in October 2019.

The proceeds of this offering will be used to acquire land and build additional assisted living facilities of the type described herein as well as for initial working capital.

The Offering

Shares of common stock offered by us	A maximum of 10,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds	Vesper will apply the net proceeds from the offering to acquire land and construct additional ALFs as well as for initial working capital needs.

Termination of the offering

The Offering will terminate at the earlier of: (1) the date at which 10,530,000 Shares (including selling shareholders’ shares) has been sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only and currently no market for our common stock exists nor may ever exist.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with FINRA to obtain a trade symbol for our common stock, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if Vesper’s common stock is quoted or granted listing, a market for the common shares may not develop.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•reduced disclosure about the emerging growth company's executive compensation arrangements; and

•be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we are also exempt from:

•Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

•Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•the first fiscal year following the fifth anniversary of this offering,

•the first fiscal year after our annual gross revenues are $1 billion or more,

•the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

SUMMARY FINANCIAL DATA

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this offering circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.Vesper is an early stage company and has limited financial resources.

Vesper is an early stage company with a business plan to operate and build assisted living facilities. The current plan is to open the initial facility for limited services in October 2019. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the year ended March 31, 2019 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.Vesper is and will continue to be completely dependent on the services of our CEO, Kristine Barton, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Vesper’s operations and business strategy are completely dependent upon the knowledge and business connections of Kristine Barton. If she should choose to leave us for any reason or if she becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 1-A. We will fail without the services of Kristine Barton or an appropriate replacement(s). Ms. Barton has experience in the healthcare industry, but no experience in the assisted living industry.

We intend to acquire key-man life insurance on the life of Kristine Barton naming Vesper as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.Our CEO, Kristine Barton, has no significant experience managing a public company and no meaningful financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors.

Kristine Barton has no significant experience managing a public company and no meaningful financial reporting education or experience. She is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Ms. Barton and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

4.We will only seek self-paying patients and will not accept Medicare, Medicaid or payments from insurance companies. This is likely to limit our potential pool of patients significantly.

We will only seek self-paying patients and will not accept Medicare, Medicaid or payments from insurance companies. This is likely to limit our potential pool of patients significantly. If we are unable to attract a sufficient number of self-paying patients, we may have to reconsider our decision in this regard or risk ceasing operations.

5.The cost and difficulty of complying with increasing and evolving regulation and enforcement could have an adverse effect on our planned business, results of operations and cash flow. Federal, state and local officials are increasingly focusing their efforts on enforcement of these laws and regulations.

The regulatory environment surrounding the senior living industry continues to evolve and intensify in the amount and type of laws and regulations affecting it, many of which vary from state to state. In addition, many senior living communities are subject to regulation and licensing by state and local health and social service agencies and other regulatory authorities. Future regulatory developments as well as mandatory increases in the scope and severity of deficiencies determined by survey or inspection officials could cause our operations to suffer. We are unable to predict the future course of federal, state and local legislation or regulation. If regulatory requirements increase, whether through enactment of new laws or regulations or changes in the enforcement of existing rules, our business, results of operations and cash flow could be adversely affected.

6.Increased competition for, or a shortage of, potential personnel, and wage pressures resulting from increased competition, low unemployment levels, minimum wage increases, changes in overtime laws, and union activity may have an adverse effect on our planned business, results of operations and cash flow.

Our success will depend on our ability to retain and attract qualified personnel who will be responsible for the day-to-day operations of our facility. We will compete with various healthcare service providers and other senior living in attracting qualified personnel. Increased competition for qualified individuals, low levels of unemployment, or general inflationary pressures may require that we enhance our planned pay and benefits package to compete effectively for such personnel. In addition, we may experience wage pressures if minimum wage increases are mandated by state laws. Increased payroll costs would likely increase the amount we would have to charge patients which would further reduce the number of potential patients.

7.We will face periodic and routine reviews, audits and investigations by government agencies, and any adverse findings could negatively impact our business, financial condition, results of operations and cash flow.

The senior living and healthcare industries are continuously subject to scrutiny by governmental regulators, which could result in reviews, audits, investigations, enforcement actions or litigation related to regulatory compliance matters. The cost and difficulty of complying with increasing and evolving regulation and enforcement could have an adverse effect on our business, results of operations and cash flow.

The level of regulations and compliance will increase significantly if circumstances in the future require us to take Medicare or Medicaid payments.

8.We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

We will elect to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel or other professional has to review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

9.We have only two directors, who are also officers and married to each other.

We have only two directors, both of whom are also officers and married to each other. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

10.Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

11.You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by more than 75% of their purchase value depending on how many shares are sold.

12.Shareholders may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

13.The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our president and chairman own a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

14.Our Board members control all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our officers hold preferred shares that give them the right to 51% in all shareholder votes. Therefore, they effectively control all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other shareholders. Their decisions may not be consistent with or in the best interests of other shareholders.

15.Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XII provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

16.Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB or Pinksheets commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

17.Any market that develops in shares of our common stock may become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

It is possible that our shares may become considered a “penny stock” in the future. Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

18.Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

19.The ability of our executive officers and directors to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our executive officers and directors own preferred stock that grants them a 51% vote in all shareholder elections. Because of this stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholders would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our two directors may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

20.A significant portion of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

A significant portion of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three-month period. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

21.We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

22.As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

23.Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president and our only other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

24.Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

25.Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our Common Stock will not be permitted to trade on a national securities exchange such as the NYSE MKT.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

26.Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

27.Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

28.We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

29. Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

Vesper will apply the proceeds from the offering as follows:

•Establish an expanded marketing program, including Internet website optimization;

•Acquire strategically located land for new facilities;

•Construct facilities;

•Develop and document training programs for employees and managers; and

•General working capital and general operating costs.

The initial funds that are raised will be used to (i) develop a marketing program ($40,000); (ii) acquire land for three new facilities ($1,500,000); (iii) construct three buildings ($4,500,000); and (iv) purchase equipment and furnishings ($300,000). The remaining funds will be used for working capital and training purposes.

Vesper will not undertake projects requiring cash outlays until and unless revenues or resources are sufficient to cover such outlays.

.

Our plans may be modified depending on the factors which may arise.

We will not receive any proceeds from sales by the selling shareholders.

THE OFFERING

We will not receive any proceeds from sales of 530,000 shares by the selling shareholders.

Vesper is offering a total of 10,000,000 shares of common stock for sale at a fixed price of $1.50 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. If we only sell a limited number of shares in this Offering, our President will seek to raise funds privately to enable us to implement our business plan. However, her resources are limited and no assurances can be given as to the likelihood of his success in this regard. Therefore, investors in this Offering do incur a risk of losing their entire investment.

Engagement Agreement with StartEngine Crowdfunding, Inc. (“StartEngine”)

We are currently party to an engagement agreement (the “Agreement”) with StartEngine. The Agreement will remain in effect for 12 months. The parties to the Agreement may terminate it at any time by written consent. The Agreement will automatically renew after 12 months if it has not been terminated. (See Exhibit 10.3)

Vesper agreed to solicit non-binding indications of interest under Rule 255 for its proposed Offering using the online platform provided by StartEngine for a Testing of the Waters.

Offering Expenses.

We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses). We have agreed to reimburse StartEngine for its reasonable and documented due diligence and legal costs.

StartEngine Fees

StartEngine will receive an administration fee of $50 per Investor upon deposit of funds by each Investor into the designated escrow account (“Platform Fees”).

StartEngine’s Warrants

StartEngine will receive warrants to purchase that number of Vesper shares determined by dividing (i) the product of (a) the number of individual investors for which StartEngine will receive a Platform Fee times (b) $50 by (ii) 30% of the issue price to the investors.

Exchange Listing

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCQB or on the Pinksheets, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB or Pinksheets, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The offering price of the common stock has been arbitrarily determined based on discussions between us and StartEngine and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on the NYSE MKT or other national securities exchange. The following apply to us since it is likely that our shares will initially trade on a platform of the OTC Markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this offering circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

•You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

•You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

•You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 10,530,000 Shares (including shares of selling shareholders) have been sold, (2) the date which is one year after this Offering being qualified by the SEC, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Procedures for Subscribing

Investors must purchase at least $525 equal to 350 shares.

U.S. investors may participate in this Offering by opening an account with StartEngine, an online equity crowdfunding platform. The StartEngine website may be found at www.StartEngine.com. StartEngine is open to qualified U.S. investors and accepts individual, joint, corporate or IRA accounts.

To invest individuals first need to login to their StartEngine account or create one. This involves going to www.startengine.com/login to login. They must then complete all fields (email and password) and then click “Sign In.”

If a person does not have an account, the account can be created at: www.startengine.com/signup. After creating an account, the user will be logged in. Users will know they are signed in if they see their name appear in the upper right-hand corner of the webpage.

Once users are logged in, they may click on the company’s campaign that they are interested in and then click on the green “Invest Now” button located on the right-hand side, below the reservation statistics. They will then be asked to sign and complete a series of forms. Upon completion and transfer of the appropriate funds, their investment will be processed.

U.S. investors who participate in this Offering other than through StartEngine, including through selected dealers, will be required to deposit their funds in an escrow account held by Frank J. Hariton.; any such funds shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and StartEngine, and then used to complete securities purchases, or returned if this Offering fails to close.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held Frank J. Hariton; any such funds shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and StartEngine, and then used to complete securities purchases, or returned if this Offering fails to close.

The escrow account will be Frank J. Hariton Attorney Trust Account, JP Morgan Chase Bank, N.A. account number 746630250, routing number 021000021. Mr. Hariton is not receiving additional fees for acting as escrow agent.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our Common Stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

SELLING STOCKHOLDERS

Share issuances

At September 30, 2019 we had 12 common shareholders.

Vesper issued an aggregate of 4,730,000 shares to 12 shareholders in 2015 after incorporating in Wyoming on October 6, 2015. These shares were issued for services and assistance in developing our business plan.

Of the total shares issued, 42.28% were issued to Kristine Barton, our President and Director, and 42.28% were issued to John Pulvino, our Secretary/Treasurer and Director. Ms. Barton and Mr. Pulvino are married to each other.

All of these stockholders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided. Each of these six shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. Vesper has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with Vesper. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter.

No underwriter participated in the foregoing transactions (although all selling stockholders may be considered to be underwriters for purposes of this offering), and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. In addition, neither Vesper nor Ms. Barton has had any negotiations or discussions with any entity concerning an acquisition or merger and has no current intentions to seek out any such entities for such purposes.

Selling Shareholders

All shares offered under this offering circular may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of September 30, 2019.

Name	Number of Shares	Relation to Company
E. H. Ellis LLC	100,000	Shareholder
Gary B. Wolff	115,000	Shareholder
Edward E. Heil	135,000	Shareholder
Nanuk Warman	30,000	Shareholder
Patricia Skarpa	25,000	Shareholder
Robert A Wilson	100,000	Shareholder
Frank J. Hariton	25,000	Counsel and Shareholder

Total	530,000

Selling Shareholders will sell at $1.50 per share until the offering is completed. None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered by the Company herein are sold, the purchasers in this Offering will lose a 45% portion of the value of their shares purchased.

The following table illustrates the dilution to the purchasers of the common stock offered in this offering:

	Assuming the sale of offered shares:
	3,500,000	10,000,000

Offering Price Per Share	$1.50	$1.50

Book Value Per Share Before the Offering	-	-

Book Value Per Share After the Offering	$0.64	$1.02

Net Increase to Original Shareholders	$0.64	$1.02

Decrease in Investment to New Shareholders	$0.86	$0.48

Dilution to New Shareholders (%)	57.3	32

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker will file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB maintained or on the Pinksheets commencing as soon as possible after the effectiveness of our offering circular and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•any market for our shares will develop;

•the prices at which our common stock will trade; or

•the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB or on the Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of Vesper and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB or on the Pinksheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the possible future low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock may become subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is possible that our shares may be considered to be penny stocks in the future notwithstanding the initial offering price. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•the basis on which the broker or dealer made the suitability determination, and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no Vesper common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•1% of the total number of our common shares then outstanding; or

•The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements at that date.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this Regulation A Offering Circular involve risks and uncertainties, including statements as to:

•Our ability to operate our senior living facilities profitably,

•our ability to comply and to remain in compliance with State and Federal Regulations,

•our ability to meet our rent and debt obligations,

•our business prospects,

•our contractual arrangements and relationships with third parties,

•the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•the adequacy of our cash resources and working capital, and

•other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this offering circular.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

i.the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

The founders of Vesper have been developing a business plan to operate assisted living facilities since October 2015. A lease for the building that will house the first facility was executed in January 2017. Since then Vesper has undertaken the physical improvements needed to bring the building up to the standards needed to operate within the business plan and to meet all licensing and permit requirements. The initial facility obtained its first resident/patient in October 2019.

All expenses relate to miscellaneous costs such as lawn maintenance incurred while the development project was underway.

Liquidity

Vesper has no committed sources of funds and has been dependent on funds provided or obtained by John Pulvino and Kristine Barton from their own resources, in addition to a loan provided by Kristine Barton’s relatives.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a lot of seasonality affecting our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

Vesper Corporation (“Vesper”) is a corporation formed under the laws of the State of Wyoming on October 6, 2015. It had no operations until 2019. It was formed to conduct the business plan developed by its founders John Pulvino and Kristine Barton. That plan involves establishing residential assisted living and memory care facilities for seniors

Residential assisted living facilities provide individualized health and personal care in homelike settings that are designed to provide a safe environment, personal privacy, and promote a continuation of the personal liberty that people enjoy when they are younger. Services include meals, bathing, dressing, toileting and administering or supervising medication. Additional activities such as music therapy, arts, crafts, pet therapy and games will be offered to stimulate the memory of those with dementia. Service will be customized based on the individual needs of the resident. We will not provide permanent skilled nursing services; so once a resident’s health requires a greater level of service, that patient will be transferred to an appropriate nursing facility.

Our plan is to engage one medical assistant for each four residents during all shifts, 24 hours a day. In that way, all residents can be properly monitored. The facilities will all have monitoring equipment so that the medical assistants will be aware of all activities.

Payments to us will likely be in the monthly amount of $6,000 to $7,000. We will not increase monthly payments for existing residents.

Our plan is to service self-paying residents. We currently do not have plans to accept payments from Medicare or Medicaid or direct payments from insurance companies. This decision will limit the number of potential residents. If we are unable to get the number of residents that we need, we may reconsider this plan.

We will also admit people for short stays if we have available space. This will be targeted for families who take care of an elderly parent but who will be away on vacation or business for short periods of time and need to have us take care of the elderly parent or relative while they are away.

Our business plan involves opening facilities in suburban communities in the areas surrounding Houston.. The facilities will be designed like homes and have capacities of eight to sixteen patients. Our goal is to have patients feel more relaxed and comfortable than they would in much larger facilities operated by current companies in the industry. Each facility will provide residents access to the internet and television. Televisions will be set up in common areas. Residents will have the right to install televisions in their rooms.

At the time of this offering we are in the process of opening our first assisted living property in Friendswood Texas. The property, which is approximately 4,900 square feet with a capacity for eight residents, is owned by and leased from our Chairman and Secretary/Treasurer, John Pulvino. The property has gone through all required local and state inspections.

The State of Texas does not monitor nor does it license Assisted Living Facilities with less than four residents. The process that an Assisted Living Facility undertakes is to complete the construction inspection and then sign up one to three residents. At that time, the State of Texas will conduct a health inspection which, if passed, permits licensing for additional residents. We began seeking the initial three patients/residents in October 2019.

This facility, which will be called Sterling Assisted Living, will likely have eight to ten employees, including Kristine Barton, when eight residents are obtained. The employees will have state licenses to handle patients and food in assisted living facilities. None will be registered nurses or doctors.

Examples of rooms look like:

Our marketing efforts will consist of two aspects. We will use social media to make our presence known. We will also stay in contact with all senior communities, organizations and clubs featuring seniors and doctors in the areas surrounding a facility. In addition, we will offer tours of the facility to all interested parties or groups.

We have plans to build three more facilities in the short term, but we have no assurances that we will be able to raise sufficient capital to complete all three or any number of them.

Competition

Competition in the assisted living industry is very high. Typical barriers to entry such as licensing and high capital requirements to achieve economies of scale have created the opportunity that Vesper plans to exploit.

Large providers such as Brookdale Senior Living Inc., Sunrise Senior Living, Inc., Holiday Retirement, and Atria Senior Living Group construct large facilities to achieve economies of scale but in doing so may sacrifice some amenities that more financially independent residents of assisted living facilities may require. We plan to offer such amenities.

Licensure requirements in Texas exempt facilities with three or fewer residents. Facilities with over three residents are subject to rigorous licensure and compliance with many costly facility and staffing requirements. We know how to comply with the regulations and build the specialized facilities in a cost-effective way that will allow us to operate smaller facilities efficiently.

Residents of the smaller facilities will necessarily pay higher than average fees. We believe that there is an unmet demand for smaller residences in typical neighborhoods. City codes in some jurisdictions limit the number of similar facilities in close proximity.

The large companies that provide these services are well known and can spend far more funds in marketing than we will have.

We cannot provide any assurances that our plan using smaller residential facilities will succeed.

Employees

We currently have no full-time employees. We will start to employ staff and management when renovations at the Friendswood facility are complete. This facility will likely have eight to ten employees, including Kristine Barton.

Facilities

The Company’s Friendswood Texas facility is located at 505 North Clear Creek Drive, Friendswood Texas 77546. It is owned by and leased from John Pulvino. The lease was entered into in January 2017. It required Vesper to undertake all leasehold improvements necessary to obtain all required licenses and permits. No other lease payments were required until initial operations begin. The lease covers 123 months from January 2, 2017. Payments on the lease of $4,830 per month ($ 57,960 per annum) start at the time revenue-producing operations commence.

Litigation

Vesper is not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Kristine Barton	50	President and Director
John Pulvino	61	Secretary, Treasurer, and Chairman

Kristine Barton – became our President, CEO, and Director at inception, October 6, 2015. She was the Director of Business Operations and Strategic Development at Texas Children’s Health Plan, a subsidiary of Texas Children’s Hospital in Houston Texas from January 2011 to January 2019 Kristine received her Master of Business Administration (MBA) from Idaho State University in 1998. She will devote fulltime to our business.

John Pulvino –became our Chairman, Secretary, and Treasurer at inception. He is a Senior Director of Clinical Quality at the University of Texas, Medical Branch (UTMB) in Galveston Texas where he has worked since 1993. John received his Bachelor of Science (BS) with an emphasis on PA Studies from UTMB in 1985. Mr. Pulvino will devote 25% of his time to us until an additional facility is constructed, after which he will increase his time to our business.

Ms. Barton and Mr. Pulvino are married to each other.

Possible Potential Conflicts

The OTCQB on which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contractually by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•honest and ethical conduct,

•full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•compliance with applicable laws, rules and regulations,

•the prompt reporting violation of the code, and

•accountability for adherence to the code.

Board of Directors

We currently have two directors, neither of whom are considered independent.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on March 31, 2020. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Vesper:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.engaging in any type of business practice; or

iii.engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5. was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the Vesper board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by Vesper for any expenses incurred in attending board meetings provided that Vesper has the resources to pay these fees. Vesper will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period ended July 31, 2018 compensation awarded to or paid to, or earned by, our officers.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Kristine Barton	2018	-	-	-	-	-	-	-	-
	2017	-							-
John Pulvino	2018	-	-	-	-	-	-	-	-
	2017	-	-	-	-	-	-	-	-

No officer or director has a written employment or compensation agreement. Ms. Barton will accrue a salary of $180,000 when operations in our first facility commence, but will not take any cash salary until the facility has a positive cash flow.

The Board of Directors will make all decisions determining the amount and timing of officer compensation and, for the immediate future, will receive the level of cash compensation each month that permits us to meet our obligations. Compensation amounts will be formalized when and if annual sales reach $10,000,000.

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

PRINCIPAL SHAREHOLDERS

As of September 30, 2019, we had 4,730,000 shares of common stock outstanding which are held by 12 shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of April 30, 2019; of all directors and executive officers of the Company and of our directors and officers as a group (of which there are currently only two persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership (b) (c)	Percent
Preferred A	Kristine Barton	500,000	50
	John Pulvino	500,000	50

Preferred A	All Directors and Officers as a group (2 persons)	1,000,000	100

Common	Kristine Barton	2,000,000	42.3
	John Pulvino	2,000,000	42.3

Common	All Directors and Officers as a group (2 persons)	4,000,000	84.6

a)The address for purposes of this table is the Company’s mailing address which is 3 Wilderness Trail, Friendswood, TX 77546

b)Unless otherwise indicated, Vesper believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

c)Kristine Barton and John Pulvino are married to each other. Each beneficially owns the shares held by the other.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoter of Vesper is Kristine Barton, our CEO and President.

Vesper issued 1,000,000 shares of Series A Preferred stock to Kristine Barton and John Pulvino, as Joint tenants with Right of Survivorship in exchange for business planning, organization efforts, labor associated with construction of the Assisted Living Facility, and the business plan. The preferred stock gives the holders an aggregate of 51% of all shareholder votes. The holders control all shareholder votes.

Shares of Class A Preferred Stock are not convertible into any other class or series of stock but have 51% of the shareholder voting power.

Vesper issued 4,730,000 common shares at founding to 12 individuals including 2,000,000 each to John Pulvino and Kristine Barton and 730,000 to ten individuals for services. Keith Barton and Lori Laney (who are siblings of our President, Kristine Barton) and Patricia Barton (who is Kristine Barton’s mother) received an aggregate of 200,000 of those shares.

On April 1, 2017, we entered into an agreement for a building to function as its first assisted living facility. It is owned by John Pulvino. The agreement allows the Company to undertake all leasehold improvements and upgrades necessary to obtain all required licenses and permits. The annual fee for while the facility is being renovated is $100. When the facility receives such licenses and approvals as are necessary to commence revenue-producing operations, Pulvino and the Company will negotiate a formal lease agreement that will be executed when the initial three patients are admitted to the facility

A note payable to the founders relating to all amounts due to the founders for payments made by them from personal funds to get the facility that will serve as the Company’s initial assisted living facility in a condition to obtain all necessary licenses and permits and to house patients will be executed when revenue producing operations commence with the admittance of the first three patients/residents.

The note payable will bear annual interest at rates of 3% commencing when revenue producing operations commence and be due on March 31, 2025. Payment in full of principal and interest accrued shall be payable on the due date. Installments of principal and interest may be made at the sole discretion of the Company based on its cash flow from operations, No interest has been accrued or incurred as of March 31, 2019

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of two individuals. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

a)understands generally accepted accounting principles and financial statements,

b)is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c)has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d)understands internal controls over financial reporting, and

e)understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Wyoming on October 6, 2015. Vesper is authorized to issue 1,000,000,000 shares of common stock and 20,000,000 shares of preferred stock. All shares have a par value of $0.0001.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.

On March 1, 2019, the Board of Directors authorized 1,000,000 shares of Preferred Stock to be designated Series A Preferred Stock.

Vesper issued 1,000,000 shares of the Series A preferred stock to Kristine Barton and John Pulvino on March 8, 2019 as joint tenants with rights of survivorship. The Series A Preferred Stock has no liquidation, conversion or dividend rights, but is entitled to vote with the common and to have 51% of the vote on all matters submitted to common shareholder and will be able to control all shareholder voting matters.

Common Stock

Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock with a par value of $.0001 per share. There are 4,730,000 shares of our common stock issued and outstanding at April 30, 2019 that are held by 12 shareholders. Holders of our common stock:

•have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Wyoming corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes are required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Authorized but Un-issued Capital Stock

Wyoming law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this offering circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The Board of Directors may change provisions in the bylaws at any time.

Wyoming Anti-Takeover Laws

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control shares” of an “issuing public corporation.” The WMSA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•1/5 or more but less than 1/3 of all voting power.

•1/3 or more but less than a majority of all voting power.

•A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•At least ten percent (10%) of the corporation's full-time permanent employees are employed within the state;

•At least ten million dollars ($10,000,000.00) in fair market value of the corporation's assets are deposited within Wyoming financial institutions;

•The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•The identity of the acquiring person and each other member of any group of which the person belongs to.

•A statement that the acquisition statement is given under the WMSA.

•The number of shares of the public corporation owned by the acquiring person and each other member of the group.

•The range of voting power under which the control share acquisition falls, if completed.

If the control share acquisition has not taken place:

•a description in reasonable detail of the proposed control share acquisition; and

•a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

OTCQB Considerations

We are considering having our shares trade on the OTCQB.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our offering statement of which this offering circular is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there must be one market maker.

OTCQB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCQB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•1% of the then-outstanding shares of common stock; and

•the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular

State Securities – Blue Sky Laws

Reg A, Tier II offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance.

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1)the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

2)the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

3)there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Attorney-at-Law, 1065 Dobbs Ferry Road, White Plains, New York 10607. 914-674-4373; (fax) 914-693-2963 Mr. Hariton owns 25,000 of our common shares.

EXPERTS

The financial statements of Vesper as of March 31, 2019 and 2018 and for the fiscal years then ended included in this offering circular have been audited by independent registered public accountants and have been so included in reliance upon the report of Thayer O’Neal Company, LLC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Vesper Corporation

Friendswood, TX

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vesper Corporation as of March 31, 2019 and 2018 and the related statements of operations, changes in stockholder’s deficit and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Vesper Corporation as of March 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2019, in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

The accompanying financial statements have been prepared assuming that Vesper Corporation will continue as a going concern. As discussed in Note 3 to the financial statements, Vesper Corporation is a company with no committed source of debt or equity financing which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company LLC

Thayer O’Neal Company LLC

We have served as the Company's auditor since 2019

Sugar Land, Texas

November 20, 2019

VESPER CORPORATION

Balance Sheets

March 31, 2019 and 2018

	2019	2018
ASSETS

CURRENT ASSETS:
Cash	$1,050	$1,050
Total	1,050	1,050

PROPERTY AND EQUIPMENT:
Facility improvements	418,376	149,679
Furniture and fixtures	20,427	-
Total	438,803	149,679

TOTAL ASSETS	$439,853	$150,729

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Due to founders	445,963	151,621
Total	445,963	151,621

TOTAL LIABLITIES	445,963	151,621

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:

Preferred stock at $0.0001 par value; 20,000,000 shares authorized, 1,000,000 issued and outstanding	100	100
Common stock at $0.0001 par value; 1,000,000,000 shares authorized; 4,730,000 shares issued and outstanding,	473	473
Accumulated deficit	(6,683)	(1,465)
Total Stockholders’ Deficit	(6,110)	(892)

TOTAL	$439,853	$150,729

See accompanying notes to the financial statements.

VESPER CORPORATION

Statements of Operations

Fiscal Years Ended March 31, 2019 and 2018

	2019	2018
Revenue	$-	$-

Operating expenses	5,218	892
Net Loss	$(5,218)	$(892)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding basic and diluted.	4,730,000	4,730.000

See accompanying notes to the financial statements.

VESPER CORPORATION

Statement of Stockholders’ Deficit

Fiscal Years Ended March 31, 2019 and 2018

	Preferred Shares #	Amount $	Common Shares #	Amount $	Additional Paid-in Capital $	Accumulated Deficit $	Total $
Shares outstanding at April 1, 2017	1,000,000	100	4,730,000	473	-	(573)	-
Net loss	-	-	-	-	-	(892)	(892)
Balance, March 31, 2018	1,000,000	100	4,730,000	473	-	(1,465)	(892)
Net loss	-	-	-	-	-	(5,218)	(5,218)
Balance, March 31, 2019	1,000,000	100	4,730,000	473	-	(6,683)	(6,110)

See accompanying notes to the financial statements.

VESPER CORPORATION

Statements of Cash Flows

Fiscal Years Ended March 31, 2019 to March 31, 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(5,218)	$(892)
Net cash used in operating activities	(5,218)	(892)

CASH FLOWS FROM INVESTING ACTIVIES:
Purchase of property and equipment	(289,124)	(149,679)
Net cash used in investing activities	(289,124)	(149,679)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in loans from founders	294,342	151,621
Net cash provided by financing activities	294,342	151,621

NET INCREASE IN CASH	-	1,050
CASH AT BEGINNING OF FISCAL YEAR	1,050	-
CASH AT END OF FISCAL YEAR	$1,050	$1,050

See accompanying notes to the financial statements

VESPER CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Vesper Corporation (Vesper) is a corporation formed under the laws of the State of Wyoming in September 2015. The Company plans to operate assisted living and dementia care facilities in Texas.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Year-end

The Company has elected a fiscal year ending on March 31.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company will consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered or assets shipped to a customer, (iii) the agree-upon revenue is fixed or determinable, and (iv) collectability is reasonably assured.

Property and Equipment

Property equipment consists of furniture and fixtures and facility improvements made to the Facility and is recorded at cost. At the time the Facility is ready for its intended use, depreciation will be recorded to the assets at which time the assets will be stated at cost less accumulated depreciation.

Facility improvements will be amortized over the lesser of useful life or the fixed term of the lease.

Income Taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no adjustments to its liabilities for unrecognized income tax benefits.

VESPER CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2019 and 2018.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31, 2019 or 2018. There were 1,000,000 shares of series A preferred shares outstanding at both periods which are not considered dilutive because the Company incurred operating losses during each year.

Subsequent Events

The Company has evaluated all transactions from March 31, 2019 through the financial issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed other than matters discussed in Notes 6 and 7.

Recently Issued Accounting Standards

Lease accounting - In February 2016, the FASB established Topic 842, Leases, by issuing Accounting Standards Update (ASU) No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The new standard is effective for the Company on April 1, 2019 and will be used to account for the formal lease agreement described in this footnote once it is executed.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had negative working capital and a net stockholders’ deficit at March 31, 2019 and had no committed source of debt or equity financing.

While the Company is attempting to generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management believes that the actions presently being taken to further implement its business plan and generate additional revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

VESPER CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, the Company’s board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

The Company issued 1,000,000 shares of series A preferred stock to its President and to its Secretary/Treasurer held in Joint Tenancy with Right of Survivorship. Shares of Class A Preferred Stock are not convertible into any other class or series of stock. Holders of the 1,000,000 shares of Class A Preferred Stock shall be entitled to cast votes equal to 51% of all shareholder votes.

As of March 31, 2019, the Company had 1,000,000 shares of preferred stock issued and outstanding.

Common Stock

The holders of the Company’s common stock:

•Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

At inception, Kristine Barton and John Pulvino each received 2,000,000 shares of common stock. Ten other people who assisted in developing the business plan received an aggregate of 730,000 shares.

At March 31, 2019, there are 4,730,000 shares of common stock issued and outstanding.

NOTE 5 - INCOME TAXES

The Federal income tax rate in United States is now 21%. The Company is subject to income taxes in the United States of America for each of the fiscal years ended March 31, 2019 and 2018. The potential tax benefit from the carryforward of $6,683 is approximately $1,400.which expires in 2039. The Company has established a valuation allowance against the potential benefit related to this carryforward because of the uncertainty surrounding the realization of such benefit.

NOTE 6 – AMOUNTS DUE TO FOUNDERS

A note payable to the founders relating to all amounts due to the founders for payments made by them from personal funds to get the facility that will serve as the Company’s initial assisted living facility in a condition to obtain all necessary licenses and permits and to house patients will be executed when revenue producing operations commence with the admittance of the first three patients/residents.

The note payable will bear annual interest at rates of 3% commencing when revenue producing operations commence and be due on March 31, 2025. Payment in full of principal and interest accrued shall be payable on the due date. Installments of principal and interest may be made at the sole discretion of the Company based on its cash flow from operations, If any default occurs while the note is outstanding the interest rate will increase to 18%. No interest has been accrued or incurred as of March 31, 2019.

This is the only material related party transaction.

VESPER CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – FACILITY AGREEMENT

On April 1, 2017, the Company entered into an agreement for a building to function as its first assisted living facility. It is owned by John Pulvino. The agreement allows the Company to undertake all leasehold improvements and upgrades necessary to obtain all required licenses and permits. The annual fee for while the facility is being renovated is $100. When the facility receives such licenses and approvals as are necessary to commence revenue-producing operations, Pulvino and the Company will negotiate a formal lease agreement that will be executed when the initial three patients are admitted to the facility

PART 3

EXHIBITS

2a	Articles of Incorporation
2b	By Laws
4	Subscription Agreement
11	Consent of Thayer O’Neal Company, LLC
12	Consent and Opinion of Frank Hariton, Attorney-at-Law
15	Code of Ethics

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 20, 2019.

Vesper CORPORATION

By: /s/ Kristine Barton

Kristine Barton

Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristine Barton as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on November 20, 2019:

Name	Title
/s/ Kristine Barton	President, director, and CEO
Kristine Barton

/s/ John Pulvino	Chairman, Director, Secretary, Treasurer
John Pulvino